UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2024

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

1451 Route 34, Suite 303
Farmingdale, NJ 07727
(Address of principal executive offices, including zip code)

877.870.7005

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	NYSE
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	NYSE
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable	CHMI-PRB	NYSE

Item 8.01.          Other Information.

On August 28, 2024, Cherry Hill Mortgage Investment Corporation (the “Company”) filed a prospectus supplement relating to the offer and sale of up to approximately $54.8 million in shares of the Company’s common stock through Citizens JMP Securities, LLC, B. Riley Securities, Inc. and BTIG, LLC, each acting as a sales agent for the Company in connection with the Company’s existing at-the-market offering program (the “ATM Prospectus Supplement”). The ATM Prospectus Supplement supplements the base prospectus, dated August 26, 2024 (the “Base Prospectus” and together with the ATM Prospectus Supplement, the “ATM Prospectus”). The ATM Prospectus forms a part of and is included in the Company’s Registration Statement on Form S-3 (Registration No. 333-281317), which was initially filed with the Securities and Exchange Commission on August 6, 2024 and became effective on August 26, 2024 under the Securities Act of 1933, as amended.

In connection with the filing of the ATM Prospectus, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of Venable LLP, Maryland counsel to the Company, regarding the legality of the shares of common stock being offered and sold by the Company through the sales agents pursuant to the ATM Prospectus.

Item 9.01.          Financial Statements and Exhibits.

Exhibit Number	Description
5.1	Opinion of Venable LLP, Maryland counsel to the Company
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

By:	/s/ Michael Hutchby
Name: Michael Hutchby
Title: Chief Financial Officer, Treasurer and Secretary

Date: August 28, 2024